ALLEGION REPORTS FIRST-QUARTER 2016 FINANCIAL RESULTS

•
First-quarter 2016 net earnings per share (EPS) from continuing operations of $0.60, compared with 2015 EPS of $0.47; adjusted 2016 EPS of $0.61, up 19.6 percent compared with 2015 adjusted EPS of $0.51

•	First-quarter 2016 revenue of $502.3 million, up 9.5 percent compared to 2015, up 3.6 percent on an organic basis

•
First-quarter 2016 operating margin of 16.4 percent, compared with 2015 operating margin of 15.5 percent; adjusted operating margin of 16.8 percent, improved 40 basis points compared with 2015 adjusted operating margin of 16.4 percent

•
Affirming prior guidance for 2016 full-year revenue and EPS; Full-year 2016 reported sales growth up 7 to 8 percent and up 4 to 5 percent on an organic basis; Full-year 2016 EPS from continuing operations of $3.15 to $3.35 and $3.25 to $3.40 per share on an adjusted basis

DUBLIN (April 28, 2016) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported first-quarter 2016 net revenues of $502.3 million and net earnings of $57.7 million, or $0.60 per share from continuing operations. Excluding charges related to restructuring and acquisitions, adjusted net earnings were $59.2 million, or $0.61 per share, up 19.6 percent when compared with first-quarter 2015 adjusted EPS of $0.51.

First-quarter net revenues increased 9.5 percent, when compared to the prior year period (up 3.6 percent on an organic basis). Reported revenues reflect positive organic growth and contribution from acquisitions that were partially offset by divestitures and foreign currency. The business continued to benefit from the growth of electronic products driven by electro-mechanical convergence.

The Americas segment revenue increased 2.5 percent (up 3.4 percent on an organic basis). Improved pricing and high-single digit volume growth in residential products offset unfavorable foreign currency. Non-residential revenue grew low-single digits despite timing delays due to an ERP implementation at one of the company’s primary manufacturing locations.

“Market demand in the Americas has been in line with our full-year guidance as reflected in strong first-quarter orders and backlog,” said David D. Petratis, Allegion chairman, president and CEO. “The timing of orders accelerated in the quarter during the implementation of a new operating system, and we’ve quickly made the necessary enhancements to improve throughput. I am confident about the ongoing implementation and our ability to achieve the 2016 targets.”

The EMEIA segment revenues increased 45 percent (up 3.3 percent on an organic basis), reflecting acquisitions, improved pricing and stable markets that more than offset unfavorable foreign currency. Acquisitions contributed more than $36 million in revenue in the quarter.

The Asia Pacific segment revenues were down 8.4 percent, when compared to the prior year period (up 8 percent on an organic basis). Excluding Bocom Wincent, organic growth was up 14.3 percent. The strong growth in mechanical and electronic hardware products and favorable contribution from acquisitions were partially offset by unfavorable foreign currency and the impact of the divestiture in the prior year.

First-quarter adjusted operating margin was 16.8 percent, compared with 16.4 percent in 2015. The 40-basis-point improvement in adjusted operating margin was driven by favorable price and productivity that more than offset increased investments, inflation and product mix. All regions delivered adjusted operating margin improvement in the quarter.

“We are off to a good start in 2016 and remain focused on the execution of our growth strategies as well as capitalizing on capital allocation opportunities to deliver long-term shareholder value,” Petratis added. “We continue to operate well in favorable U.S. construction markets, are building a culture of success in Europe and transforming our Asia business with a focus on electronic and mechanical hardware.”

Additional Items
Interest expense for the first quarter of 2016 was $4.7 million higher than the prior year, primarily due to the issuance of $300 million of senior notes completed in 2015.

Other income net for the first quarter of 2016 was $8.8 million, which includes contributions from the sale of non-strategic marketable securities and a one-time benefit from equity investments. Other expense net for the first quarter of 2015 was $3.1 million, which reflected a Venezuelan asset re-measurement charge of $2.8 million. Excluding the prior year charge, other income increased $9.1 million versus the prior year.

The company's adjusted effective tax rate for the first quarter of 2016 was 21.8 percent. The company continues to guide a full-year effective tax rate between 18 and 19 percent inclusive of the higher first quarter rate that reflects the timing of certain tax positions.

Cash Flow and Liquidity
Year-to-date 2016 available cash flow was negative $8.2 million, down $3.4 million versus the prior year. The year-over-year decrease in available cash flow primarily reflects increased operating cash requirements, partially offset by a decrease in capital expenditures.

The company ended first-quarter 2016 with cash of $125.5 million and total debt of $1,496 million. The company did not have any borrowings outstanding under its $500 million revolving credit facility at March 31, 2016.

Share Repurchase
During the first quarter of 2016, the company repurchased approximately 0.5 million shares for approximately $30 million related to the $200 million share repurchase program approved by the company's board of directors in February 2014.

2016 Outlook
The company affirms full-year 2016 revenue guidance reflecting total growth of 7 to 8 percent and organic growth of 4 to 5 percent compared to 2015.

The company also affirms full-year 2016 reported EPS to be in the range of $3.15 to $3.35, or $3.25 to $3.40 per share on an adjusted basis. Adjustments to 2016 EPS include estimated impacts for known restructuring and acquisition activities. The guidance assumes a full-year adjusted effective tax rate of approximately 18 to 19 percent from continuing operations, as well as an average diluted share count for the full year of approximately 97 million shares.

The company continues to target full-year available cash flow of approximately $280 to $300 million.

Conference Call Information
On Thursday, April 28, 2016, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8:30 a.m. ET, to review the company's results

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2 billion company, with products sold in almost 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
The Company has presented operating income, operating margin, EBITDA, EBITDA margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations and effective tax rate on both a U.S. GAAP basis and on an adjusted basis because the Company's management believes it may assist investors in evaluating the Company's ongoing operations. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of the non-GAAP measures used to their most directly comparable GAAP measure is presented as a supplemental schedule to this earnings release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2016 financial performance, the Company’s growth strategy, the Company’s capital allocation strategy, the Company’s tax planning strategies, the Company’s ability to successfully implement new information technology systems and the performance of the markets in which the Company operates. These forward-looking statements are based on the Company's current available information and its current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2015, Form 10-Q for the quarter ended March 31, 2016, and in its other SEC filings. The Company assumes no obligations to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended March 31,
	2016	2015

Net revenues	$502.3	$458.7
Cost of goods sold	286.0	271.6
Gross profit	216.3	187.1

Selling and administrative expenses	133.8	116.1
Operating income	82.5	71.0

Interest expense	16.3	11.6
Other (income) expense, net	(8.8)	3.1
Earnings (loss) before income taxes	75.0	56.3

Provision for income taxes	16.2	12.4
Earnings (loss) from continuing operations	58.8	43.9

Discontinued operations, net of tax	—	(0.2)

Net earnings (loss)	58.8	43.7

Less: Net earnings (loss) attributable to noncontrolling
interests	1.1	(1.7)

Net earnings (loss) attributable to Allegion plc	$57.7	$45.4

Amounts attributable to Allegion plc shareholders:
Continuing operations	$57.7	$45.6
Discontinued operations	—	(0.2)
Net earnings	$57.7	$45.4

Basic earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.60	$0.48
Discontinued operations	—	(0.01)
Net earnings (loss)	$0.60	$0.47

Diluted earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.60	$0.47
Discontinued operations	—	—
Net earnings (loss)	$0.60	$0.47

Shares outstanding - basic	95.9	95.9
Shares outstanding - diluted	96.9	96.9

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$125.5	$199.7
Accounts and notes receivables, net	325.8	303.4
Inventory	216.5	204.1
Other current assets	42.6	27.9
Total current assets	710.4	735.1
Property, plant and equipment, net	226.1	224.8
Goodwill	727.2	714.1
Intangible assets, net	384.5	372.4
Other noncurrent assets	221.8	216.6
Total assets	$2,270.0	$2,263.0

LIABILITIES AND EQUITY
Accounts payable	$162.3	$175.1
Accrued expenses and other current liabilities	194.7	206.4
Short-term borrowings and current maturities
of long-term debt	49.1	65.6
Total current liabilities	406.1	447.1
Long-term debt	1,446.9	1,457.5
Other noncurrent liabilities	339.3	328.7
Equity	77.7	29.7
Total liabilities and equity	$2,270.0	$2,263.0

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Three Months Ended March 31,
	2016	2015
Operating Activities
Earnings from continuing operations	$58.8	$43.9
Depreciation and amortization	16.4	12.1
Changes in assets and liabilities and other non-cash items	(76.0)	(51.4)
Net cash from (used in) operating activities of continuing operations	(0.8)	4.6
Net cash used in operating activities of discontinued operations	—	(0.2)
Net cash from (used in) operating activities	(0.8)	4.4

Investing Activities
Capital expenditures	(7.4)	(9.4)
Acquisition of and equity investments in businesses, net of cash acquired	—	(9.0)
Other investing activities, net	4.6	4.0
Net cash used in investing activities	(2.8)	(14.4)

Financing Activities
Net debt proceeds (repayments)	(28.3)	(12.4)
Dividends paid to ordinary shareholders	(11.4)	(9.5)
Repurchase of ordinary shares	(30.0)	(30.0)
Other financing activities, net	(5.1)	5.2
Net cash from (used in) financing activities	(74.8)	(46.7)

Effect of exchange rate changes on cash and cash equivalents	4.2	(4.2)
Net increase (decrease) in cash and cash equivalents	(74.2)	(60.9)
Cash and cash equivalents - beginning of period	199.7	290.5
Cash and cash equivalents - end of period	$125.5	$229.6

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended
	March 31,
	2016	2015
Net revenues
Americas	$363.0	$354.3
EMEIA	118.5	81.7
Asia Pacific	20.8	22.7
Total net revenues	$502.3	$458.7

Operating income (loss)
Americas	$90.2	$84.2
EMEIA	8.0	2.6
Asia Pacific	(0.1)	(2.6)
Corporate unallocated	(15.6)	(13.2)
Total operating income (loss)	$82.5	$71.0

ALLEGION PLC	SCHEDULE 2

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS FROM CONTINUING OPERATIONS

(in millions, except per share data)

The Company has presented revenue, operating income, operating margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, on both a U.S. GAAP basis and on an adjusted basis and presented adjusted EBITDA and adjusted EBITDA margin because the Company's management believes it may assist investors in evaluating the Company's on-going operations. Adjustments to revenue, operating income, operating margin, earnings and diluted EPS from continuing operations and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charge, restructuring charges, asset impairments, merger and acquisition costs, charges related to the devaluation of the Venezuelan bolivar and charges related to the divestitures of businesses.

The Company considers these items unrelated to its core, on-going operating performance, and believes the use of these non-GAAP measures allows comparison of operating results that are consistent over time. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures.

	Three months ended March 31, 2016				Three months ended March 31, 2015
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$502.3	$—		$502.3	$458.7	$—		$458.7

Operating income	82.5	2.1	(1)	84.6	71.0	4.2	(1)	75.2
Operating margin	16.4%			16.8%	15.5%			16.4%

Earnings before income taxes	75.0	2.1	(2)	77.1	56.3	7.0	(2)	63.3
Provision for income taxes	16.2	0.6	(3)	16.8	12.4	0.4	(3)	12.8
Effective income tax rate	21.6%			21.8%	22.0%			20.2%
Earnings from continuing operations	58.8	1.5		60.3	43.9	6.6		50.5

Non-controlling interest	1.1	—		1.1	(1.7)	2.5	(4)	0.8

Net earnings from continuing
operations attributable to Allegion plc	$57.7	$1.5		$59.2	$45.6	$4.1		$49.7

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$0.60	$0.01		$0.61	$0.47	$0.04		$0.51

(1)
Adjustments to operating income for the three months ended March 31, 2016 include $2.1 million of restructuring charges, merger and acquisition expenses and other costs. Adjustments to operating income for the three months ended March 31, 2015 included a $4.2 million non-cash impairment charge to write inventory in Venezuela down to the lower of cost or market.

(2)
Adjustments to earnings before income taxes for the three months ended March 31, 2016 consist of the adjustments to operating income discussed above. Adjustments to earnings before income taxes for the three months ended March 31, 2015 consist of the adjustment to operating income discussed above and a $2.8 million charge to devalue the Company's Venezuelan bolivar-denominated net monetary assets.

(3)
Adjustments to the provision for income taxes for the three months ended March 31, 2016 consist of $0.6 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the three months ended March 31, 2015 consist of $0.4 million of tax expense related to the excluded items discussed above.

(4)	Adjustments to non-controlling interest for the three months ended March 31, 2015 consist of the portions of adjustments (1) through (3) that are not attributable to Allegion plc shareholders.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three months ended March 31, 2016		Three months ended March 31, 2015
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$363.0		$354.3

Operating income (GAAP)	$90.2	24.8%	$84.2	23.8%
Venezuela devaluation	—	—%	4.2	1.2%
Restructuring charges	1.3	0.4%	—	—%
Merger and acquisition costs	0.1	—%	—	—%
Adjusted operating income	91.6	25.2%	88.4	25.0%
Depreciation and amortization	6.6	1.8%	6.6	1.9%
Adjusted EBITDA	$98.2	27.0%	$95.0	26.9%

EMEIA
Net revenues (GAAP)	$118.5		$81.7

Operating income (GAAP)	$8.0	6.8%	$2.6	3.2%
Restructuring charges	0.2	0.2%	—	—%
Other charges	0.1	—%	—	—%
Adjusted operating income	8.3	7.0%	2.6	3.2%
Depreciation and amortization	6.8	5.7%	3.3	4.0%
Adjusted EBITDA	$15.1	12.7%	$5.9	7.2%

Asia Pacific
Net revenues (GAAP)	$20.8		$22.7

Operating income (loss) (GAAP)	$(0.1)	(0.5)%	$(2.6)	(11.5)%
Restructuring charges	0.1	0.5%	—	—%
Adjusted operating income (loss)	—	—%	(2.6)	(11.5)%
Depreciation and amortization	0.6	2.9%	0.3	1.4%
Adjusted EBITDA	$0.6	2.9%	$(2.3)	(10.1)%

Corporate
Operating loss (GAAP)	$(15.6)		$(13.2)
Merger and acquisition costs	0.3		—
Adjusted operating loss	(15.3)		(13.2)
Depreciation and amortization	1.1		0.8
Adjusted EBITDA	$(14.2)		$(12.4)

Total
Net revenues	$502.3		$458.7

Adjusted operating income	$84.6	16.8%	$75.2	16.4%
Depreciation and amortization	15.1	3.0%	11.0	2.4%
Adjusted EBITDA	$99.7	19.8%	$86.2	18.8%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET INCOME TO ADJUSTED EBITDA

(in millions)

	Three months ended March 31,
	2016	2015
Net cash from (used in) operating activities	$(0.8)	$4.6
of continuing operations
Capital expenditures	(7.4)	(9.4)
Available cash flow	$(8.2)	$(4.8)

	Three months ended March 31,
	2016	2015
Net earnings (loss) (GAAP)	$58.8	$43.7
Provision for income taxes	16.2	12.4
Interest expense	16.3	11.6
Depreciation and amortization	15.1	11.0
EBITDA	106.4	78.7

Discontinued operations	—	0.2
Other (income) expense, net	(8.8)	3.1
Venezuela devaluation	—	4.2
Merger and acquisition costs, restructuring charges
and other expenses	2.1	—
Adjusted EBITDA	$99.7	$86.2